Exhibit 99.1

CITI TRENDS ANNOUNCES FOURTH QUARTER AND FISCAL 2009 SALES

Total sales increased 13.0% to $551.9 million for the full fiscal year

Comparable store sales increased 1.2% in the fourth quarter and 0.6% for the full year

SAVANNAH, GA (February 3, 2010) — Citi Trends, Inc. (NASDAQ: CTRN) today reported unaudited sales results for the fourth quarter and full year of fiscal 2009.

Total sales in the 13-week period ended January 30, 2010 increased 15.8% to $169.8 million compared with $146.6 million in the 13-week period ended January 31, 2009.  Comparable store sales increased 1.2% in the fourth quarter.  By month, comparable store sales were down 0.3% in November, up 6.1% in December and down 8.1% in January.  Sales during the important last weekend of January, which is typically the third largest volume weekend of the year, were adversely affected by numerous weather-related store closings, as well as a shift in the timing of the first of the month around the end of the fiscal period.  In addition, income tax refunds, which often spur spending by our customers, are tracking later this year.

Inventories are clean and current, and given the issues described above that caused the sales decline near the end of January, the Company does not believe that sales results for that month are likely to be indicative of the trends that should be expected for the first quarter of 2010.

For the year, total sales increased 13.0% to $551.9 million compared with $488.2 million in fiscal 2008.  Comparable store sales increased 0.6% for the full year.

The Company will report complete financial results for its fourth quarter and fiscal 2009 before the market opens on March 12, 2010.  Citi Trends will host a conference call on the same day at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2900.  A replay of the conference call will be available until March 19, 2010, by dialing (402) 977-9140 and entering the passcode, 21457735.

The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/events.cfm on March 12, 2010, beginning at 9:00 a.m. ET.  The online replay will follow shortly after the call and continue until March 19, 2010.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family. The Company currently operates 403 stores located in 24 states in the Southeast, Mid-Atlantic and Midwest regions and the states of Texas and California.  Citi Trends’ website address is www.cititrends.com. CTRN-E

104 Coleman Blvd., Savannah, Ga 31408 • (912) 236-1561 • Fax (912) 443-3674

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s year-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	David Alexander	Bruce Smith
	Citi Trends, Inc.	Citi Trends, Inc.
	President and Chief Executive Officer	Chief Financial Officer
	(912) 443-3924	(912) 443-2075

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